Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-115016) and Form S-8 (File Nos. 333-39571 and 333-91659) of Omtool, Ltd. of our report dated March 28, 2005 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2006